Exhibit 10.18

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this Twelfth day of September, 2011, by and between SCC BUILDING I LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o SJP Properties, Morris Corporate Center IV, Building C, 379 Interpace Parkway, Parsippany, New Jersey 07054, hereinafter referred to as “Landlord”, and APTALIS PHARMA U.S., INC. (f.k.a. Axcan Pharma U.S., Inc.), a Delaware corporation, having its principal office at 22 Inverness Center Parkway, Birmingham, Alabama 35242, hereinafter referred to as “Tenant”.

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a certain Agreement of Lease, dated as of January 22, 2009 (the “Original Lease”), for certain premises consisting of approximately 19,715 square feet of rentable space (the “Original Premises”) in the building known as Building I (the “Building”) at the office complex (the “Complex”) commonly known as Somerset Corporate Center located in Bridgewater Township, New Jersey;

WHEREAS, Tenant desires to lease an additional 12,029 square feet of rentable space on the second floor of the Building (the “Expansion Premises”), as more particularly described on Exhibit A attached hereto.

WHEREAS, the parties desire to amend the Original Lease pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereby agree to amend the Original Lease as follows:

1. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Original Lease. As used throughout the Original Lease, the name “Axcan Pharma U.S., Inc.” is amended to read “Aptalis Pharma U.S., Inc.” All references in the Original Lease and this Amendment to the “Lease” shall mean the Original Lease as amended by this Amendment.

2. The term “Expansion Premises Base Rent Commencement Date” shall mean the date which is ninety (90) days following the Expansion Premises Commencement Date.

3. The term “Expansion Premises Commencement Date” shall mean the date on which Landlord shall deliver possession of the Expansion Premises to Tenant with the Tenant Improvements (as set forth in Section 14 hereof) substantially completed.

4. For the period commencing on the Expansion Premises Base Rent Commencement Date and continuing through the Termination Date, the term “Base Year” shall mean the twelve (12) month period commencing on the Expansion Premises Commencement Date and expiring on the first anniversary thereof as it relates to both the Expansion Premises and Original Premises.

5. Commencing on the Expansion Premises Commencement Date and continuing through the Termination Date, the definition of “Premises” shall mean the Original Premises and the Expansion Premises.

6. Commencing on the Expansion Premises Commencement Date and continuing through the Termination Date, the definition of “Rentable Area of the Premises” shall be deemed to mean 31,744 square feet for all purposes of this Lease.

7. The definition of “Tenant Electric” is hereby deleted in its entirety and replaced with the following:

“Tenant Electric” shall mean: (a) for the period of time commencing on the Commencement Date and terminating on the day immediately prior to the Expansion Premises Commencement Date, Tenant’s proportionate share (8.25%) of Landlord’s cost of all electrical energy used in the entire Building (including electric for Building HVAC, back-up electric for the operation of the Building’s elevators and base Building emergency lighting); and (b) for the period of time commencing on the Expansion Premises Commencement Date and continuing through the Termination Date, Tenant’s proportionate share (13.29%) of Landlord’s cost of all electrical energy used in the entire Building (including electric for Building HVAC, back-up electric for the operation of the Building’s elevators and base Building emergency lighting).

8. Commencing on the Expansion Premises Commencement Date and continuing through the Termination Date, the definition of “Tenant’s Proportionate Share” with respect to all Operating Expenses shall mean 13.29%, representing the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

9. The definition of “Termination Date” is hereby deleted in its entirety and replaced with the following:

“Termination Date” shall mean the day immediately preceding the date which is five (5) years and three (3) months following the Expansion Premises Commencement Date or, if the Expansion Premises Commencement Date occurs other than on the first day of a calendar month, the last day of the calendar month in which the date which is five (5) years and three (3) months following the Expansion Premises Commencement Date occurs. If the original term is extended pursuant to the provisions of this Lease, the Termination Date shall mean the last day of any such extended term.

10. Section 1.2 is hereby amended to provide that for the period of time commencing on the Expansion Premises Commencement Date through the Termination Date, Tenant shall have the right to use up to one hundred twenty-seven (127) parking spaces located on the Property, one hundred eleven (111) of which shall be in common with other tenants of the Property in those areas of the parking lot which are now or hereafter designated by Landlord as unreserved areas and sixteen (16) of which shall be marked reserved spaces, which reserved parking spaces are shown on the Parking Plan annexed to hereto as Exhibit B.

11. Section 1.3(iii) is hereby deleted in its entirety and replaced with the following:

“(iii) During the Term of this Lease, Tenant shall pay as Base Rent commencing on the Commencement Date the following amounts:

(a) For the period commencing on the Base Rent Commencement Date through the day immediately preceding the first (1st) anniversary of the Commencement Date, the sum of Five Hundred Eighty-One Thousand Five Hundred Ninety-Two and 50/100 Dollars ($581,592.50) per annum, payable in equal monthly installments of Forty-Eight Thousand Four Hundred Sixty-Six and 04/100 Dollars ($48,466.04).

(b) For the period commencing on the first (1st) anniversary of the Commencement Date through the day immediately preceding the second (2nd) anniversary of the Commencement Date, the sum of Five Hundred Ninety-One Thousand Four Hundred Fifty and 00/100 Dollars ($591,450.00) per annum, payable in equal monthly installments of Forty-Nine Thousand Two Hundred Eighty-Seven and 50/100 Dollars ($49,287.50).

(c) For the period commencing on the second (2nd) anniversary of the Commencement Date through the day immediately preceding the Expansion Premises Commencement Date, the sum of Six Hundred One Thousand Three Hundred Seven and 50/100 Dollars ($601,307.50) per annum (prorated in that this period is less than one year), payable in equal monthly installments of Fifty Thousand One Hundred Eight and 96/100 Dollars ($50,108.96).

(d) For the period commencing on the Expansion Premises Commencement Date through the day immediately preceding the Expansion Premises Base Rent Commencement Date, the sum of One Hundred Forty Thousand Four Hundred Sixty Nine and 39/100 Dollars ($140,469.39), payable in equal monthly installments of Forty-Six Thousand Eight Hundred Twenty-Three and 13/100 Dollars ($46,823.13).

(e) For the period commencing on the Expansion Premises Base Rent Commencement Date through the day immediately preceding the first (1st) anniversary of the Expansion Premises Commencement Date, the sum of Nine Hundred Four Thousand Seven Hundred Four and 00/100 Dollars ($904,704.00) per annum, payable in equal monthly installments of Seventy-Five Thousand Three Hundred Ninety-Two and 00/100 Dollars ($75,392.00).

(f) For the period commencing on the first (1st) anniversary of the Expansion Premises Commencement Date through the day immediately preceding the second (2nd) anniversary of the Expansion Premises Commencement Date, the sum of Nine Hundred Twenty Thousand Five Hundred Seventy-Six and 00/100 Dollars ($920,576.00) per annum, payable in equal monthly installments of Seventy-Six Thousand Seven Hundred Fourteen and 67/100 Dollars ($76,714.67).

(g) For the period commencing on the second (2nd) anniversary of the Expansion Premises Commencement Date through the day immediately preceding the third (3rd) anniversary of the Expansion Premises Commencement Date, the sum of Nine

Hundred Thirty-Six Thousand Four Hundred Forty-Eight and 00/100 Dollars ($936,448.00) per annum, payable in equal monthly installments of Seventy-Eight Thousand Thirty-Seven and 33/100 Dollars ($78,037.33).

(h) For the period commencing on the third (3rd) anniversary of the Expansion Premises Commencement Date through the day immediately preceding the fourth (4th) anniversary of the Expansion Premises Commencement Date, the sum of Nine Hundred Fifty-Two Thousand Three Hundred Twenty and 00/100 Dollars ($952,320.00) per annum, payable in equal monthly installments of Seventy Nine Thousand Three Hundred Sixty and 00/100 Dollars ($79,360.00).

(i) For the period commencing on the fourth (4th) anniversary of the Expansion Premises Commencement Date through the Termination Date, the sum of Nine Hundred Sixty-Eight Thousand One Hundred Ninety-Two and 00/100 Dollars ($968,192.00) per annum, payable in equal monthly installments of Eighty Thousand Six Hundred Eighty-Two and 67/100 Dollars ($80,682.67).”

12. Section 32.10 is hereby deleted in its entirety.

13. Section 32.12 is amended as follows: So long as the Premises leased to Tenant under the Lease consists of at least two (2) full floors of the Building, Tenant shall have the non-exclusive right to install and maintain a sign identifying Tenant on the column at the entrance to the Building (“Tenant’s Column Sign”). During the period that Hewitt Associates, L.L.C. (“Hewitt”) leases space in the Building, Tenant’s Column Sign shall be located below Hewitt’s column sign, and at such time as Hewitt no longer leases space in the Building, Tenant shall have the right, at Tenant’s sole cost and expense, to relocate Tenant’s Column Sign to the location on the Column where Hewitt’s sign is currently located. Tenant’s Column Sign shall not exceed in size Hewitt’s sign as it exists as of the date of this Amendment on such column. Tenant’s Column Sign shall be consistent with the first-class character of the Building and the design, specifications and location on such column shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall install and maintain Tenant’s Column Sign in compliance with all applicable Laws. Landlord makes no representations or warranties whatsoever as to the permissibility under applicable Laws of installing Tenant’s Column Sign. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove Tenant’s Column Sign, and shall repair any damage occasioned by such removal.

14. Section 32.13 is hereby deleted in its entirety.

15. Any Tenant Improvements in and to the Expansion Premises shall be performed in accordance with the Work Agreement attached as Exhibit B to the Original Lease, provided that for the purposes hereof (i) all references to Premises shall be deemed to be the Expansion Premises, (ii) all references to the Construction Allowance shall be deemed to be the Construction Allowance as hereinafter provided, (iii) all references to the Commencement Date shall be deemed to be the Expansion Premises Commencement Date, (iv) the reference to Tenant’s Architect in Section A(2)(a) shall be revised to be such architect as selected by Tenant and reasonably approved by Landlord, (iv) the second and third lines of Section A(2)(a) shall not apply, and (v) the language “On or before January 19, 2009” in the sixth sentence of Section A(2)(a) shall be replaced with the language “Within forty five (45) days of the date of this Amendment”. Tenant shall be entitled to a Construction Allowance of $421,015.00 to be applied to the cost of the Tenant Improvements for the Expansion Premises, which shall be disbursed as provided in the Work Agreement.

16. Tenant acknowledges that Hewitt is the current tenant of the third (3rd) floor of the Building for a term presently scheduled to expire on November 30, 2012. In the event Hewitt does not extend the term of its lease and Hewitt vacates the third (3rd) floor of the Building on November 30, 2012 or sooner, provided there then exists no Event of Default, Landlord grants to Tenant the Exclusive Option, as defined in Section 16(i) below, to lease, following Hewitt’s vacancy, all or a portion of the third floor consisting of a minimum of 10,000 rentable square feet upon the following terms and conditions:

(i) Upon the occurrence of any of the following: (i) Hewitt has advised Landlord in writing that Hewitt shall not extend its Lease with respect to the third floor, (ii) Landlord has advised Tenant in writing that Landlord shall not agree to any extension of Hewitt’s Lease with respect to the third floor beyond the scheduled expiration date of November 30, 2012, or (iii) Hewitt’s lease with respect to the third floor expires and Hewitt delivers possession of the third floor to Landlord, Landlord shall provide Tenant with written notice of the anticipated availability of such space (the “Availability Notice”) and Tenant shall have fifteen (15) business days from the date that Tenant receives the Availability Notice (the “Exclusive Option”) to inform Landlord that it wishes to exercise the Exclusive Option, by furnishing Landlord with written notice of its election (“Tenant’s Third Floor Expansion Notice”), to lease all or a portion of the third floor space consisting of no less than 10,000 rentable square feet (the “Third Floor Space”), which notice shall be received by Landlord no later than fifteen (15) business days after Tenant’s receipt of the Availability Notice, which period shall be deemed time of the essence. With respect to (i) above, no less than forty-five (45) days prior to the date that the Landlord reasonably anticipates that Hewitt shall deliver possession of the third floor, Landlord shall also provide Tenant with written notice of the anticipated availability of such space. Tenant’s Third Floor Expansion Notice shall identify whether Tenant is electing to lease the entire third floor space, or if less than the entire floor, the number of contiguous square feet that Tenant intends to Lease (provided that in the event Tenant elects to lease less than the entire floor, the remaining portion shall include space that has direct access from the north side of the Building to the elevator lobby and which remaining portion shall be of sufficient size to constitute a marketable and leaseable unit for a first class office operation). If Tenant elects to lease less than the entire third floor, Landlord shall, within ten (10) business days of Tenant’s notice, provide Tenant with a floor plan of approximately the square footage specified by Tenant of contiguous space on the third floor that shall constitute the Third Floor Space to be included in the Premises, which space shall include the south side of the third floor with direct access to the elevator lobby, and which shall include a number of exterior windows within the Third Floor Space that are proportionate to number of exterior windows throughout the entire third floor (for example, if the Third Floor Space consists of half of the rentable area of the third floor, the Third Floor Space shall include half of the total exterior windows on the third floor).

(ii) The failure by Tenant to furnish such notice to Landlord in a timely manner as provided in subparagraph (i) above shall constitute a waiver by Tenant of all of Tenant’s rights under this Section 16, and shall release Landlord from any further obligation to lease the Third Floor Space to Tenant under the terms of this Section 16, and thereafter Tenant’s right to the Third Floor Space shall be solely as set forth in Sections 17 and 18 hereof.

(iii) Upon Tenant’s provision of Tenant’s Third Floor Expansion Notice to lease the Third Floor Space, Tenant shall have irrevocably agreed to lease the Third Floor Space pursuant to Tenant’s Third Floor Expansion Notice and the terms of the Lease, and the Third Floor Space shall be included within the definition of the Premises upon the following terms and conditions:

(1) The Base Rent for the Third Floor Space shall be at the same Base Rent per square foot as provided for the Premises under this Lease at the time of the delivery of possession of such Third Floor Space and the Base Rent for the Third Floor Space shall thereafter increase annually at the same rates as set forth in this Lease.

(2) If the remaining term of this Lease shall be less than five (5) years from the date that Landlord delivers possession of the Third Floor Space to Tenant the term of the Lease shall be extended so that the remaining term shall be five (5) years (any such additional period added to the existing Term shall be referred to as the “Extension Period”) from the date that Landlord delivers possession of the Third Floor Space to Tenant with the Tenant Improvements substantially completed. The Base Rent payable for the Premises (including the Third Floor Space) shall be annually increased at the rate of $.50 per square foot effective as of each anniversary of the Expansion Premises Commencement Date that occurs during the Extension Period.

(3) Tenant’s Proportionate Share shall be recalculated to reflect the rentable square footage of the Third Floor Space.

(4) Section 1.2 shall be amended to increase the number of unreserved parking spaces by 4 parking spaces per 1,000 square feet of rentable space for the Third Floor Space.

(iv) Landlord shall provide a Construction Allowance equal to $35.00 per rentable square foot for the Third Floor Space. The costs associated with any work to separately demise (excluding any demolition work which shall be at Tenant’s cost) the Third Floor Space from the balance of the space on the third floor (if Tenant elects to lease less than the entire third floor) shall be borne by Landlord. Any alterations to the Third Floor Space shall be performed in accordance with the Work Agreement attached as Exhibit B to the Original Lease, provided that for the purposes of this subparagraph (iv), (1) all references to Premises shall be deemed to be the Third Floor Space, (ii) all references to the Construction Allowance shall be deemed to be the Construction Allowance of $35.00 per rentable square foot for the Third Floor Space, (3) all references to the

Commencement Date shall be deemed to be the date that the Tenant Improvements to the Third Floor Space are substantially completed, (4) the reference to Tenant’s Architect in Section A(2)(a) shall be revised to be such architect as selected by Tenant and reasonably approved by Landlord, (5) the second and third lines of Section A(2)(a) shall not apply, and (6) the language “On or before January 19, 2009” in the sixth sentence of Section A(2)(a) shall be replaced with the language “Within ninety (90) days of the date of Tenant’s Third Floor Expansion Notice”.

(v) Tenant and Landlord shall execute an amendment to this Lease including the Third Floor Space as part of the Premises, upon the terms and conditions set forth in this Section 16. Notwithstanding anything to the contrary contained in this Section 16, neither Tenant’s nor Landlord’s failure or refusal to execute the amendment shall be deemed to rescind notice to Landlord, and Tenant and Landlord shall remain bound by the terms of this Section 16.

(vi) In the event Tenant assigns this Lease or sublets all or any portion of the Premises to any person or entity (other than an Affiliate of Tenant), then the provisions of this Section 16 shall be deemed automatically null and void, and of no further force or effect.

(vii) In no event shall Landlord have any liability to Tenant if Landlord does not deliver possession of the Third Floor Space to Tenant arising solely from the failure of Hewitt to surrender possession in accordance with the terms of its lease, provided that Landlord shall proceed with commercially reasonable and diligent efforts to obtain possession of the Third Floor Space. Landlord’s non-delivery of the Third Floor Space to Tenant shall not affect this Lease or the obligations of Tenant under this Lease.

17. In the event Hewitt does not extend the term of its lease and accordingly vacates the third (3”1) floor of the Building, and Tenant does not exercise its Exclusive Option as set forth in Section 16 hereof as to all or a portion of the third floor (any such portion of the third floor space not leased by Tenant is referred to as the “Remaining Third Floor Space”), provided there exists no Event of Default, Tenant shall have a right of first offer to lease all or a portion of the Remaining Third Floor Space (“Right of First Offer”) prior to Landlord’s delivery to Tenant of a Leasing Notice triggering Tenant’s Right of First Refusal under Section 18 hereof, upon the following terms and conditions:

(i) Commencing no later than the ninetieth (90th) day following the earlier of (i) the date that Tenant’s Exclusive Option expires without Tenant’s exercise thereof, or (ii) the date that Tenant’s exercises Tenant’s Exclusive Option for less than the entire third floor, Landlord shall notify Tenant (the “ROFO Notice”) of the availability of the then Remaining Third Floor Space, and thereafter no less frequently than every ninety (90) days after the date of the immediately preceding ROFO Notice. Tenant shall have the right, by furnishing Landlord with written notice of its election, to lease all or a portion of the Remaining Third Floor Space consisting of no less than 10,000 rentable square feet, which notice shall be received by Landlord no later than fifteen (15) business days after Tenant’s receipt of written notification by Landlord of the availability of the Remaining Third Floor Space, which period shall be deemed time of the essence. Tenant’s ROFO

Notice shall identify whether Tenant is electing to lease the entire Remaining Third Floor Space, or if less than the entire Remaining Third Floor Space, the number of contiguous square feet that Tenant intends to Lease (provided that in the event Tenant’s elects to lease less than the entire Remaining Third Floor Space, the remaining portion shall include space that has direct access from the north side of the Building to the elevator lobby and which shall include a number of exterior windows within the remaining portion that are proportionate to number of exterior windows throughout the entire third floor, and be of sufficient size to constitute a marketable and leaseable unit for a first class office operation. If Tenant elects to lease less than the entire Remaining Third Floor Space, Landlord shall, within ten (10) business days of Tenant’s notice, provide Tenant with a floor plan of approximately the square footage specified by Tenant of contiguous space on the third floor that shall constitute the Remaining Third Floor Space to be included in the Premises (the “Remaining Third Floor Space to be included in the Premises”), which space shall include the south side of the third floor with direct access to the elevator lobby (if not previously leased to Tenant), and which shall include a number of exterior windows within the Remaining Third Floor Space to be included in the Premises that are proportionate to number of exterior windows throughout the entire third floor (for example, if the Remaining Third Floor Space to be included in the Premises consists of half of the rentable area of the third floor, the Remaining Third Floor Space to be included in the Premises shall include half of the total exterior windows on the third floor). The failure by Tenant to furnish such notice to Landlord in a timely manner as provided above shall, except as provided below, constitute a waiver by Tenant of Tenant’s rights under this Section 17 with respect to the Remaining Third Floor Space (or if Tenant has elected to exercise its Right of First Offer with respect to a portion of the Remaining Third Floor Space, shall constitute a waiver with respect to the portion not exercised by Tenant), until such time as Landlord is otherwise required to give the next succeeding ROFO Notice, and shall release Landlord from any further obligation to offer the Remaining Third Floor Space (or remaining portion thereof) to Tenant until such time as Landlord is otherwise required to give the next succeeding ROFO Notice.

(ii) Tenant’s Right of First Offer shall continue with respect to any portion of the Remaining Third Floor Space until Landlord’s initial leasing of such space to a third party and not thereafter.

(iii) If Tenant exercises its Right of First Offer by providing written notice within the fifteen (15) day period after the ROFO Notice pursuant to Section 17(i) above, then, as of the date of Tenant’s notice, Tenant shall be deemed to have agreed to lease Remaining Third Floor Space to be included in the Premises, on the terms and conditions set forth in Section 17(iv) and (v), effective as of the date of Tenant’s exercise of its right to lease the Remaining Third Floor Space to be included in the Premises . Landlord and Tenant shall execute an amendment to this Lease including the Remaining Third Floor Space to be included in the Premises, upon the terms and conditions set forth in this Section 17. Notwithstanding anything to the contrary contained in this Section 17, neither Tenant’s nor Landlord’s failure or refusal to execute the amendment shall be deemed to rescind notice to Landlord, and Tenant and Landlord shall remain bound by the terms of this Section 17.

(iv) Upon Tenant’s exercise of its Right of First Offer for the Remaining Third Floor Space to be included in the Premises, Tenant shall have irrevocably agreed to lease the Remaining Third Floor Space to be included in the Premises upon the terms and conditions set forth in the Lease with respect to the Premises, as modified as follows: (1) the Base Rent for the Remaining Third Floor Space to be included in the Premises shall be the same as the Base Rent per square foot as provided for the Premises under this Lease at the time of the delivery of possession of such Remaining Third Floor Space to be included in the Premises and the Base Rent for the Remaining Third Floor Space to be included in the Premises shall thereafter increase annually at the same rates as set forth in this Lease, (2) the term of the Remaining Third Floor Space to be included in the Premises shall commence on the date when Landlord delivers the Remaining Third Floor Space to be included in the Premises to Tenant with the Tenant Improvements substantially completed, (3) Tenant’s Proportionate Share shall be recalculated to reflect the rentable square footage of the Remaining Third Floor Space to be included in the Premises, (4) Section 1.2 shall be amended to increase the number of unreserved parking spaces by 4 parking spaces per 1,000 square feet of rentable space for the Remaining Third Floor Space, and (5) Landlord shall provide a Construction Allowance equal to $35.00 per rentable square foot for the Remaining Third Floor Space to be included in the Premises. The costs associated with any work to separately demise (exclusive of any demolition work which shall be at Tenant’s cost) the Remaining Third Floor Space to be included in the Premises from the balance of the space on the third floor (if Tenant elects to lease less than the entire third floor) shall be borne by Landlord. Any alterations to the Remaining Third Floor Space to be included in the Premises shall be performed in accordance with the Work Agreement attached as Exhibit B to the Original Lease, provided that for the purposes of this subparagraph (iv), (1) all references to Premises shall be deemed to be the Remaining Third Floor Space to be included in the Premises, (ii) all references to the Construction Allowance shall be deemed to be the Construction Allowance of $35.00 per rentable square foot for the Remaining Third Floor Space to be included in the Premises, (3) all references to the Commencement Date shall be deemed to be the date that the Tenant Improvements to the Remaining Third Floor Space to be included in the Premises are substantially completed, (4) the reference to Tenant’s Architect in Section A(2)(a) shall be revised to be such architect as selected by Tenant and reasonably approved by Landlord, (5) the second and third lines of Section A(2)(a) shall not apply, and the language “On or before January 19, 2009” in the sixth sentence of Section A(2)(a) shall be replaced with the language “Within ninety (90) days of the date of Tenant’s exercise of its right to lease the Remaining Third Floor Space to be included in the Premises”.

(v) If the remaining term of this Lease is less than five (5) years following the date Landlord delivers possession of the Remaining Third Floor Space to be included in the Premises to Tenant with the Tenant Improvements substantially completed, the term of the Lease shall be extended so that the remaining term shall be five (5) years (any such additional period added to the existing Term shall be referred to as “Remaining Third Floor Space Extension Period”) from the date that Landlord delivers possession of the Remaining Third Floor Space to be included in the Premises to Tenant with the Tenant Improvements substantially completed. The Base Rent payable for the Premises (including the Remaining Third Floor Space to be included in the Premises) shall be annually increased at the rate of $.50 per square foot effective as of each anniversary of the Expansion Premises Commencement Date that occurs during the Remaining Third Floor Space Extension Period.

(vi) Notwithstanding anything contained herein to the contrary, if Landlord has provided Tenant with a ROFO Notice, and Landlord thereafter provides Tenant a Leasing Notice with respect to a Designated Unit (as defined below) as set forth in Section 18 prior to Tenant’s exercise of its Right of First Offer pursuant to such ROFO Notice, Tenant shall not have the right to exercise its Right of First Offer with respect to the Designated Unit, but shall be limited solely to the exercise of its Right of First Refusal as set forth in Section 18 below. In the event Landlord provides Tenant with a Leasing Notice (as defined in Section 18 below) with respect to a Designated Unit, and Tenant fails to exercise its Right of First Refusal, Landlord shall be free to lease such Designated Unit to the Prospective Tenant free of any further Right of First Offer under this Section 17. If Landlord does not ultimately enter into a lease with the Prospective Tenant for the Designated Unit within ninety (90) days following the delivery of the Leasing Notice, such Designated Unit shall thereafter be again subject to Tenant’s Right of First Offer under this Section 17, and Landlord shall not lease such Designated Unit to a third party (other than the Prospective Tenant) until such time as Landlord has provided Tenant with a ROFO Notice under this Section 17 or a new Leasing Notice under Section 18 for such space.

(vii) In the event Tenant assigns this Lease or sublets all or any portion of the Premises to any person or entity (other than an Affiliate of Tenant), then the provisions of this Section 17 shall be deemed automatically null and void, and of no further force or effect.

18. In the event Hewitt does not extend the term of its lease and accordingly vacates the third (3rd) floor of the Building, and Tenant does not exercise its Exclusive Option as set forth in Section 16 hereof nor its Right of First Offer under Section 17, provided there exists no Event of Default, Tenant shall have the right to lease the Remaining Third Floor Space (“Right of First Refusal”) prior to Landlord’s initial leasing of such space to a third party, upon the following terms and conditions:

(i) Landlord agrees to notify Tenant (the “Leasing Notice”) if Landlord and a third party prospective tenant (“Potential Tenant”) have agreed, on a non-binding basis, upon the Material Economic Terms (defined below) relating to all or a portion of the Remaining Third Floor Space that is the subject of such non binding agreement (the “Designated Unit”). “Material Economic Terms” shall mean the base rent, additional rent, improvement allowance and free rent and any other monetary concessions or inducements for the leasing of all or any part of the Remaining Third Floor Space. Landlord’s Leasing Notice shall identify the Material Economic Terms and provide the floor plan of the third floor with the Designated Unit clearly marked. Within fifteen (15) business days after its receipt of Landlord’s Leasing Notice, Tenant shall notify Landlord whether Tenant desires to exercise its’ Right of First Refusal to lease the Designated Unit as hereinafter set forth.

(ii) If Tenant fails to notify Landlord of its desire to lease the Designated Unit within said fifteen (15) business day period, then Tenant shall be deemed to have waived its right to lease the Designated Unit (except as otherwise expressly provided herein) under the provisions of this Section 18 and Landlord shall have the right to lease the Designated Unit or any part thereof to the Potential Tenant free of this Section 18. In the event Landlord fails to lease the Designated Unit or portion thereof to the Potential Tenant within six (6) months after the date of the Leasing Notice or in the event Landlord desires to lease the Designated Unit to the Potential Tenant or a third party upon Material Economic Terms which when considered collectively shall be more than five percent (5%) more beneficial to the prospective tenant than the Material Economic Provisions as provided in Landlord’s Leasing Notice when considered collectively, the Designated Unit shall again be subject to the provisions of this Section 18.

(iii) If Tenant exercises its Right of First Refusal to lease the Designated Unit by providing written notice within the fifteen (15) business day period after the Leasing Notice pursuant to Section 18(i) above, then, as of the date of Tenant’s notice, Tenant shall be deemed to have agreed to lease the Designated Unit, on the terms and conditions set forth in Section 18(iv) and (v), effective as of the date of Tenant’s exercise of its right to lease the Designated Unit. Landlord and Tenant shall execute an amendment to this Lease including the Designated Unit as part of the Premises, upon the terms and conditions set forth in this Section 18. Notwithstanding anything to the contrary contained in this Section 18, neither Tenant’s nor Landlord’s failure or refusal to execute the amendment shall be deemed to rescind notice to Landlord, and Tenant and Landlord shall remain bound by the terms of this Section 18.

(iv) Upon Tenant’s exercise of its Right of First Refusal for the Designated Unit, Tenant shall have irrevocably agreed to lease the Designated Unit upon the terms and conditions set forth in the Lease with respect to the Premises, as modified as follows: (1) the Base Rent for the Designated Unit shall be upon the greater of the Base Rent as set forth in Landlord’s Leasing Notice or the Base Rent for the Premises hereunder (as annually adjusted hereunder), (2) the term of the Designated Unit shall commence on the date which Landlord delivers the Designated Unit to Tenant with the Tenant Improvements substantially completed, (3) Tenant’s Proportionate Share shall be recalculated to reflect the rentable square footage of the Designated Unit, (4) Section 1.2 shall be amended to increase the number of unreserved parking spaces by 4 parking spaces per 1,000 square feet of rentable space for the Designated Unit, and (5) Landlord shall provide a Construction Allowance equal to $35.00 per rentable square foot for the Designated Unit. The costs associated with any work to separately demise (exclusive of any demolition work which shall be at Tenant’s cost) the Designated Unit from the balance of the space on the third floor (if Tenant elects to lease less than the entire third floor) shall be borne by Landlord. Any alterations to the Designated Unit shall be performed in accordance with the Work Agreement attached as Exhibit B to the Original Lease, provided that for the purposes of this subparagraph (iv), (1) all references to Premises shall be deemed to be the Designated Unit, (ii) all references to the Construction Allowance shall be deemed to be the Construction Allowance of $35.00 per rentable square foot for the Designated Unit, (3) all references to the Commencement Date shall be deemed to be the date that the Tenant Improvements to the Designated Unit are substantially completed, (4) the reference to Tenant’s Architect in Section A(2)(a) shall be revised to be such architect as selected by Tenant and reasonably approved by Landlord, (5) the second and third lines of Section A(2)(a) shall not apply, and (6) the language “On or before January 19, 2009” in the sixth sentence of Section A(2)(a) shall be replaced with the language “Within ninety (90) days of the date of Tenant’s exercise of its right to lease the Designated Unit”.

(v) If the remaining term of this Lease is less than five (5) years following the date Landlord delivers possession of the Designated Unit to Tenant with the Tenant Improvements substantially completed, the term of the Lease shall be extended so that the remaining term shall be five (5) years (any such additional period added to the existing Term shall be referred to as “Designated Unit Extension Period”) from the date that Landlord delivers possession of the Designated Unit to Tenant with the Tenant Improvements substantially completed. The Base Rent payable for the Premises (including the Designated Unit) shall be annually increased at the rate of $.50 per square foot effective as of each anniversary of the Expansion Premises Commencement Date that occurs during the Designated Unit Extension Period.

(vi) In the event Tenant assigns this Lease or sublets all or any portion of the Premises to any person or entity (other than an Affiliate of Tenant), then the provisions of this Section 18 shall be deemed automatically null and void, and of no further force or effect.

(vii) In no event shall Landlord have any liability to Tenant if Landlord does not deliver possession of the Designated Unit to Tenant arising from the failure of Hewitt to surrender possession in accordance with the terms of its lease, provided that Landlord shall proceed with commercially reasonable and diligent efforts to obtain possession of the Designated Unit. Landlord’s non-delivery of the Designated Unit to Tenant shall not affect this Lease or the obligations of Tenant under this Lease.

19. (a) In the event Hewitt extends the term of its lease and subject to satisfaction of the conditions set forth in Section 19(b) below, Landlord shall provide Tenant with a written notice thereof (the “Relocation Option Notice”) and Tenant shall have the right to relocate (“Relocation Option”) the Premises to a minimum of 41,744 rentable square feet of available contiguous space in a building which is owned by Landlord or a Landlord Affiliate (as hereinafter defined) in the Complex as designated by Landlord (the “Relocation Space”) on the terms and conditions set forth below. Landlord shall be responsible for Tenant’s Relocation Costs. “Relocation Costs” shall mean Tenant’s actual out-of-pocket expenses for moving its furniture, fixtures, equipment (including Tenant s telecommunications equipment) and personalty from the existing Premises to the Relocation Space at commercially reasonable rates, and the cost of changing Tenant’s address on stationary, business cards and advertising incurred by Tenant, upon presentation to Landlord of paid invoices and all other out-of-pocket costs reasonably incurred in connection with the actual relocation, in an aggregate amount not to exceed $150,000. At Landlord’s option, Landlord shall have the right to perform Tenant’s relocation from the existing Premises to the Relocation Space.

(i) The period during which the Relocation Option may be exercised shall commence on the first (1st) anniversary of the Expansion Premises Commencement Date and terminate on the day immediately preceding the third (3rd) anniversary of the Expansion Premises Commencement Date (the “Relocation Option Period”). In the event the Relocation Option has not been exercised by the expiration of the Relocation Option Period, time being of the essence, the Relocation Option shall be null and void and of no further force and effect.

(ii) The Base Rent for the Relocation Space shall be at the same Base Rent per square foot as provided for the Premises under this Lease at the time of the taking of such Relocation Space and the Base Rent for the Relocation Space shall thereafter increase annually at the same rates as set forth in this Lease.

(iii) If the remaining term of this Lease is less than five (5) years at the time possession of the Relocation Space is delivered to Tenant, the term of the Lease (or any replacement lease) shall be extended so that the remaining term at the time possession of the Relocation Space is delivered to Tenant shall be five (5) years (any such additional period added to the existing Term shall be referred to as “Relocation Space Extension Period”). The Base Rent during any Relocation Space Extension Period shall be annually increased at the rate of $.50 per square foot of Relocation Space effective as each anniversary of the Expansion Premises Commencement Date that occurs during the Relocation Space Extension Period.

(iv) At any time during the Relocation Option Period, Tenant may request that Landlord notify Tenant of the Relocation Space as designated by Landlord and which is then available for the term provided herein. Tenant’s exercise of the Relocation Option shall be for to the Relocation Space as set forth in Landlord notice under this subparagraph.

(v) Landlord shall provide a Construction Allowance equal to $35.00 per rentable square foot for the Relocation Space. The costs associated with any work to separately demise (excluding any demolition work which shall be at Tenant’s cost) the Relocation Space from the balance of the space on any applicable building floor (if Tenant elects to lease less than the entire floor) shall be borne by Landlord. Any alterations to the Relocation Space shall be performed in accordance with the Work Agreement attached as Exhibit B to the Original Lease, provided that for the purposes of this subparagraph (iv), (1) all references to Premises shall be deemed to be the Relocation Space, (ii) all references to the Construction Allowance shall be deemed to be the Construction Allowance of $35.00 per rentable square foot for the Relocation Space, (3) all references to the Commencement Date shall be deemed to be the date that the Tenant Improvements to the Relocation Space are substantially completed, (4) the reference to Tenant’s Architect in Section A(2)(a) shall be revised to be such architect as selected by Tenant and reasonably approved by Landlord, (5) the second and third lines of Section A(2)(a) shall not apply, and (6) the language “On or before January 19, 2009” in the sixth sentence of Section A(2)(a) shall be replaced with the language “Within ninety (90) days of the date of Tenant’s exercise of its right to lease the Relocation Space”.

(vi) Tenant shall surrender possession of the original Premises, in the condition required to be delivered as of the expiration of the Term, as of the date that possession of the Relocation Space is delivered to Tenant, and Tenant shall have no further obligations under the Lease for the original Premises first accruing after the date of surrender.

(vii) In the event Tenant exercises the Relocation Option pursuant to this section, Landlord and Tenant shall execute and deliver an amendment to this Lease providing for the substitution of the Relocation Space for the Premises, setting forth the Base Rent for the Relocation Space, amending Tenant’s Proportionate Share, amending Tenant Electric, amending Section 1.2, and extending the Term. In lieu of entering into an amendment of this Lease, Landlord shall have the option to require Tenant to enter into a termination agreement for this Lease and execute a new lease with Landlord or Landlord Affiliate for the Relocation Space in substantially the same form as this Lease and incorporating the provisions relating to the Relocation Space.

(viii) For purposes of this section, the term “Landlord Affiliate” shall mean any entity which is controlled by, under common control with or which controls Landlord. In the event title to any building in the complex currently owned by Landlord or a Landlord Affiliate is transferred to an unaffiliated third party, such building shall be excluded from the potential buildings in which the Relocation Space may be located.

(ix) In no event shall Landlord have any liability to Tenant if Landlord does not deliver possession of the Relocation Space to Tenant arising from the failure of any existing tenant to surrender possession in accordance with the terms of its lease, provided that Landlord shall proceed with commercially reasonable and diligent efforts to obtain possession of the Relocation Space. Landlord’s non-delivery of the Relocation Space to Tenant shall not affect this Lease or the obligations of Tenant under this Lease.

(b) In order for Tenant to exercise its rights pursuant to Section 19(a) above, the following conditions must be satisfied:

(i) No Event of Default exists or no event has occurred which with the giving of notice and/or passage of time would become an Event of Default.

(ii) Hewitt shall have extended its lease with respect to the third floor of the Building.

(iii) There is not 10,000 rentable square feet of the Building then available for leasing to Tenant which shall accommodate Tenant’s needs, for the term required hereunder (which Landlord may elect to provide to Tenant in lieu of the Relocation Space). In the event Landlord elects to provide such available space in the Building to Tenant, such space shall be included in the Premises at the Base Rent, with the Construction Allowance (each on a per square foot basis for the additional space provided), with the increase in parking, and for the term as may be extended, each as provided in Section 17 (iv) and (v) above (with all references therein to the “Remaining Third Floor Premises” being deemed to be the available space leased to Tenant under this Section 19(b)(iii)).

(iv) The owner of the building in which the potential Relocation Space is located has provided Landlord and Tenant with written notice of the availability of the Relocation Space.

(v) The potential Relocation Space is not subject to the rights of any tenant leasing space in the building in which the Relocation Space is located, including without limitation any renewal by extension, or any future decision which permits such existing tenant to continue in occupancy beyond the original term of its lease whether pursuant to the terms of such existing tenant’s lease or otherwise.

20. Simultaneously with the execution of this Amendment, Tenant shall cause Aptalis Pharma, Inc. (successor to the original Guarantor of the Lease, Axcan Intermediate Holdings Inc., a Delaware corporation) to execute that certain Reaffirmation of Guaranty in the form attached hereto as Exhibit C attached hereto.

21. Except as provided herein, at the time of exercising its Exclusive Option, Tenant has inspected the Expansion Premises and takes such space in its “as is” condition. Except as provided in the Work Agreement, Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Expansion Premises, the Original Premises, the Building, or the Complex for Tenant’s occupancy and Tenant shall take possession of the Expansion Premises in its “as is” condition.

22. Except as expressly set forth herein, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the Expansion Premises, the Complex or the land upon which it is erected, expenses of operation, or any other matter or thing affecting or related to the demised premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of the Lease.

23. Tenant represents that it has dealt with no brokers in connection with the transaction contemplated hereby, except for Cushman & Wakefield of New Jersey, Inc. (“Broker”). Tenant shall indemnify Landlord from claims by any broker to the extent arising by reason of Tenant’s breach of the foregoing representation.

24. Tenant represents and warrants that it has not assigned, mortgaged, hypothecated, sublet, or otherwise alienated all or any part of its interest in the Lease or the Premises.

25. This Amendment is expressly contingent upon Landlord obtaining the consent to this Amendment of any present mortgagee.

26. Except as expressly provided herein, all other terms, conditions, covenants, conditions and agreements as set forth in the Lease remain unchanged and in full force and effect.

27. This Amendment may be executed in any number of counterparts, each of which, when executed, shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this Amendment by signing any such counterpart.

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IN WITNESS WHEREOF, the parties have executed this Amendment the date first above written.

WITNESS/ATTEST:	LANDLORD

SCC BUILDING I LIMITED

	By:	GP - SCC I, L.L.C., general partner

		By:	Somerset Corporate Center Holdings, LLC, its sole member

			By:	The Prudential Insurance Company of America, Member

/s/ Cathy Min				By:	/s/ Margot Sorrentino
				Name:	Margot Sorrentino
				Title:	Vice President

ATTEST:	TENANT

APTALIS PHARMA U.S., INC.

/s/ G. Baranuova	By:	/s/ Theresa M. Stevens
	Name:	Ms. Theresa Stevens
	Title:	Chief Corporate Development Officer and General Counsel (Interim)

EXHIBIT A

EXPANSION PREMISES

IMAGE WAS NOT CONVERTED

EXHIBIT B

PARKING PLAN

IMAGE WAS NOT CONVERTED

EXHIBIT C

REAFFIRMATION OF GUARANTY OF LEASE

REAFFIRMATION OF GUARANTY OF LEASE (the “Reaffirmation” by APTALIS PHARMA INC. (f.k.a. Axcan Intermediate Holdings Inc.), a Delaware corporation, having an address at 22 Inverness Center Parkway, Birmingham, Alabama 35242 (the “Guarantor”) in favor of SCC BUILDING I LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address c/o SJP Properties, Morris Corporate Center IV, Building C, 379 Interpace Parkway, Parsippany, New Jersey 07054 (the “Landlord”).

WITNESSETH:

WHEREAS, Landlord entered into a lease dated as of January 22, 2009 with APTALIS PHARMA U.S., INC. (f.k.a. Axcan Pharma U.S., Inc.) (the “Tenant”) for approximately 19,715 square feet of rentable area in the Building known as Somerset Corporate Center I for an initial term (the “Initial Term”) of five (5) years (the “Original Lease”);

WHEREAS, in connection with the execution of the Original Lease, Guarantor delivered that certain Lease Guaranty (the “Guaranty”) whereby Guarantor guaranteed Tenant’s obligations under the Original Lease;

WHEREAS, Tenant desires to lease an additional 12,029 square feet of rentable space in the Building (the “Expansion Premises”), as more particularly described on Exhibit A attached to the First Amendment (as hereinafter defined); and

WHEREAS, Landlord and Tenant have entered into that certain First Amendment to Lease of even date herewith (the “First Amendment”) whereby Landlord leases the Expansion Premises to Tenant; and

WHEREAS, it is a condition of Landlord entering into the First Amendment that Guarantor execute and deliver this Reaffirmation.

NOW, THEREFORE, in consideration of Landlord’s agreement to enter into the First Amendment, and other consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees, represents and covenants, as follows:

1. Each and every one of Guarantor’s obligations under the Guaranty is hereby reaffirmed and shall continue in full force and effect.

2. As of the date hereof, Guarantor has no defense to, or right of offset against, Guarantor’s obligations under the Guaranty.

3. Guarantor confirms as presently true all representations and warranties previously made by Guarantor in the Guaranty.

4. Guarantor hereby consents to the execution of the First Amendment by Tenant. Guarantor agrees and acknowledges that the guaranteed obligations include Tenant’s obligations pursuant to the terms of the First Amendment, including, but not limited to payment of rent and other charges for the Expansion Premises and the performance of all other covenants, terms and conditions of the First Amendment.

5. All references in the Guaranty to the “Lease” shall mean the Original Lease as amended by the First Amendment.

6. Guarantor hereby waives any and all rights that it may now or hereafter have under the laws of the United States of America or any state, to a trial by jury of any and all issues arising either directly or indirectly in any action or proceeding involving the Guarantor or the Landlord or their successors and assigns, out of or in any way connected with the Original Lease and the First Amendment or any other documents evidencing or otherwise executed in connection with the Original Lease and the First Amendment. It is intended that said waiver shall apply to any and all defenses, rights and/or counterclaims in any action or proceeding.

8. If any term, covenant or condition of this Reaffirmation shall be held to be invalid, illegal or unenforceable in any respect, this Reaffirmation shall be construed without such provision.

9. This Reaffirmation shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, this Reaffirmation of Guaranty of Lease is executed as of the day and year first above written.

ATTEST:	APTALIS PHARMA INC.

/s/ G. Baranuova	By:	/s/ Theresa M. Stevens
	Name:	Theresa M. Stevens
	Title:	Secretary

STATE OF	New Jersey	)
) ss.
COUNTY OF	Somerset	)

BE IT REMEMBERED that on this 12 day of September, 2011, before me, personally appeared Theresa Stevens, the Secretary of APTALIS PHARMA INC., a Delaware corporation, who, I am satisfied, is the person who has signed the within instrument, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as an officer of such corporation, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.

/s/ Jayme J. Stephens
Notary Public of New Jersey